Exhibit 32.1
CERTIFICATION
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Michael Favet, Chief Executive Officer of NeuroPace, Inc. (the “Company”), and Rebecca Kuhn, Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:
1.The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2022, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: November 8, 2022
In Witness Whereof, the undersigned have set their hands hereto as of the 8th day of November 2022.

By:	/s/ Michael Favet	By:	/s/ Rebecca Kuhn
	Michael Favet		Rebecca Kuhn
	President and Chief Executive Officer		Chief Financial Officer and Vice President, Finance and Administration (Principal Financial and Accounting Officer)
This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of NeuroPace, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.